UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 13, 2009

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On November 13, 2009, TC PipeLines, LP (the “Partnership”) entered into an Underwriting Agreement with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the underwriters (the “Underwriting Agreement”), that provides for the sale by the Partnership, and the purchase by the underwriters, of 5,000,000 common units representing limited partnership interests in the Partnership. The underwriters have the option to purchase up to 750,000 additional common units on the same terms and conditions to the extent more than 5,000,000 common units are sold in the offering. The common units are registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-156114). We expect the transaction to close on Wednesday, November 18, 2009. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Item 7.01.              Regulation FD Disclosure

On November 13, 2009, the Partnership issued a press release announcing the pricing of the previously announced offering of 5,000,000 common units. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, pursuant to Item 7.01 of Form 8-K.  Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated November 13, 2009, among TC PipeLines, LP, TC PipeLines GP, Inc. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, and UBS Securities LLC, as Representatives of the Underwriters

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5.1 and 8.1)
99.1	Press Release, dated November 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by: TC PipeLines GP, Inc.,
its general partner

By:	/s/ Rob Jacobucci
Rob Jacobucci
Controller and Principal Financial Officer

Dated:  November 13, 2009